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                                                                     Exhibit 4.3

NUMBER                                                                  WARRANTS


[SYMBOL]           THIS WARRANT WILL BE VOID IF NOT EXERCISED
             PRIOR TO 5:00 P.M. NEW YORK CITY TIME,         , 2010


                        ALPHA SECURITY GROUP CORPORATION

                                                         CUSIP  ___________

                               WARRANT CERTIFICATE
                        FOR THE PURCHASE OF COMMON STOCK

THIS CERTIFIES THAT, for value received

is the registered holder of a Warrant or Warrants expiring , 2010 (the "Warrant") to purchase one fully paid and non-assessable share of common stock, par value $.0001 per share (collectively, the "Shares"), of Alpha Security Group Corporation, a Delaware corporation (the "Company"), for each Warrant evidenced by this Warrant Certificate. The Warrant entitles the registered holder thereof to purchase from the Company, commencing on the later of the Company's completion of a merger, capital stock exchange, asset acquisition or other similar business combination or , 2007, such number of Shares of the Company at the price of $8.00 per share (the "Warrant Price"), upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of the Warrant Agent, American Stock Transfer & Trust Company (such payment to be made by check made payable to the Warrant Agent or by "cashless exercise" as provided below), but only subject to the conditions set forth herein and in the Warrant Agreement, dated __________, 2006 (the "Warrant Agreement"), between the Company and American Stock Transfer & Trust Company (the "Warrant Agent"). The Warrant Agreement provides that upon the occurrence of certain events, the Warrant Price and the number of Shares purchasable pursuant to this Warrant as set forth on the face hereof (the "Warrant Shares") may, subject to the provisions of and certain conditions set forth in the Warrant Agreement, be adjusted. The term "Warrant Price" as used in this Warrant Certificate refers to the price per Share at which Warrant Shares may be purchased at the time the Warrant is exercised.

The Warrant Price, at the option of the holder, may be paid in cash or by "cashless exercise". A "cashless exercise" means that in lieu of paying the Warrant Price in cash, the registered holder of the Warrant will forfeit a number of Warrant Shares with a "fair market value" equal to the Warrant Price. For purposes hereof, the "fair market value" of the Warrant Shares shall equal the average reported last sales price of the Shares for the ten (10) trading days ending on the third business day prior to the exercise of the Warrant.

No fraction of a Share will be issued upon any exercise of a Warrant. If the holder of a Warrant would be entitled to receive a fraction of a Share upon any exercise of a Warrant, the Company shall, upon such exercise, round up to the nearest whole number the number of Shares to be issued to such holder.

Upon any exercise of the Warrant for less than the total number of Warrant Shares provided for herein, there shall be issued to the registered holder hereof or his assignee a new Warrant Certificate covering the number of Warrant Shares for which the Warrant has not been exercised.

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Warrant Certificates, when surrendered at the office or agency of the Warrant
Agent by the registered holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

The Company and the Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the registered holder and for all other lawful and permitted purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

This Warrant does not entitle the registered holder to any of the rights of a stockholder of the Company.

The term "Expiration Date" shall mean 5:00 P.M. (New York time) on , 2010 or such earlier date as the Warrants shall be redeemed. If such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then the Expiration Date shall mean 5:00 P.M. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

The Company reserves the right to call the Warrant, with the prior consent of Maxim Group LLC, at any time prior to its exercise, with a notice of call in writing to the holders of record of the Warrant, giving 30 days' notice of such call at any time after the Warrant becomes exercisable if the last sale price of the Shares has been at least $14.25 per share on each of 20 trading days within any 30 trading day period ending on the third business day prior to the date on which notice of such call is given. The call price of the Warrants is to be $.01 per Warrant. Any Warrant either not exercised or tendered back to the Company by the end of the date specified in the notice of call shall be canceled on the books of the Company and have no further value except for the $.01 call price.

This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Delaware, with regard to the conflicts of laws principals thereof.

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IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile, by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

                                         By:   ALPHA SECURITY GROUP CORPORATION



---------------------------------        ---------------------------------------
            Steven M. Wasserman,         Steven M. Wasserman,
                      Secretary          Chief Executive Officer and
                                         Co-Chairman of the Board

Countersigned:

American Stock Transfer & Trust Company


By: ___________________________________
       Authorized Officer


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                                SUBSCRIPTION FORM

      To Be Executed by the Registered Holder in Order to Exercise Warrants

The undersigned Registered Holder irrevocably elects to exercise        Warrants
represented by this Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants, and requests that Certificates for such shares shall be issued in the name of

                     (PLEASE TYPE OR PRINT NAME AND ADDRESS)


                 (SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to

                     (PLEASE PRINT OR TYPE NAME AND ADDRESS)

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

IMPORTANT: PLEASE COMPLETE THE FOLLOWING:

1. The undersigned Registered Holder elects to exercise the Warrants represented by this Warrant Certificate by payment of: cash [ ] or a cashless exercise [ ]

2.       The exercise of this Warrant was solicited by Maxim Group LLC      [  ]

3.       The exercise of this Warrant was solicited by ___________________  [  ]

4.       If the exercise of this Warrant was not solicited, please check
         the following box                                                  [  ]


 Dated:
         --------------                       ----------------------------------
                                              (SIGNATURE)

                                              ----------------------------------
                                              (ADDRESS)


                                              ----------------------------------
                                              (TAX IDENTIFICATION NUMBER)

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                                   ASSIGNMENT

       To Be Executed by the Registered Holder in Order to Assign Warrants

For Value Received,                       hereby sell, assign, and transfer unto


             -------------------------------------------------------
                     (PLEASE TYPE OR PRINT NAME AND ADDRESS)

                        ---------------------------------
                 (SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

 and be delivered to

          ------------------------------------------------------------
                     (PLEASE PRINT OR TYPE NAME AND ADDRESS)


         of the Warrants represented by this Warrant Certificate, and hereby
irrevocably constitute and appoint                         Attorney to transfer
this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

 Dated:
          --------------                       ---------------------------------
                                               (SIGNATURE)


THE SIGNATURE TO THE ASSIGNMENT OF THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR CHICAGO STOCK EXCHANGE.